Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 7, 2023 relating to the financial statements of Mobix Labs, Inc., which appears in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-271197) of Chavant Capital Acquisition Corp. We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-271197) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, California

November 30, 2023